Exhibit 10.5

EXECUTION VERSION

fourth AMENDMENT TO MASTER REPURCHASE AGREEMENT AND
SECOND AMENDMENT TO GUARANTY

THIS Fourth AMENDMENT TO MASTER REPURCHASE AGREEMENT AND SECOND AMENDMENT TO GUARANTY (this "Amendment"), dated as of September 25, 2020, is entered into by and among CITIBANK. N.A., a national banking association, as purchaser ("Purchaser"), GP Commercial CB LLC, a Delaware limited liability company, as seller ("Seller"), and GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation, as guarantor ("Guarantor"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below).

WITNESSETH:

WHEREAS, Seller and Purchaser are parties to that certain Master Repurchase Agreement, dated as of June 28, 2017, as amended by that certain First Amendment to Master Repurchase Agreement and Other Transaction Documents, dated as of February 28, 2019, as further amended by that certain Second Amendment to Master Repurchase Agreement and Other Transaction Documents, dated as of July 15, 2019, and as further amended by that certain Third Amendment to Master Repurchase Agreement and Other Transaction Documents, dated as of January 9, 2020 (as the same has been or may be further amended, modified and/or restated from time to time, the "Master Repurchase Agreement");

WHEREAS, Guarantor has executed and delivered that certain Guaranty, dated as of June 28, 2017, as amended by that certain First Amendment to Guaranty, dated as of December 17, 2019 (as the same has been or may be further amended, modified and/or restated from time to time, the "Guaranty"); and

WHEREAS, Seller, Guarantor and Purchaser have agreed, subject to the terms and conditions hereof, that the Master Repurchase Agreement and the Guaranty shall be amended as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Master Repurchase Agreement. The Master Repurchase Agreement is hereby amended as follows:

(a)	Article 2 of the Master Repurchase Agreement is hereby amended by adding the following new defined term in its correct alphabetical order:

"Internalization of Management" shall mean the process, announced by Guarantor on March 2, 2020, by which (i) the management agreement between Guarantor and Manager will be terminated and Guarantor will no longer be managed by the Manager and (ii) Guarantor will become a self-managed real estate investment trust.

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(b)	The definition of "Change of Control" in the Master Repurchase Agreement is hereby amended and restated in its entirety as follows:

"Change of Control" shall mean the occurrence of any of the following events: (a) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 35% or more of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of the directors, (b) prior to completion of the Internalization of Management only, Manager or any other Pine River Entity or any other person directly or indirectly Controlling, Controlled by or under common Control with any Pine River Entity shall at any time cease to act as the external manager of the Guarantor, (c) the Guarantor shall cease to directly own and control, of record and beneficially, 100% of the indirect Capital Stock of Seller, or (d) the consummation of any merger, amalgamation, or consolidation or other binding share exchange or reclassification or similar transaction, in any such case, between Guarantor and another entity (other than any of Guarantor’s Subsidiaries), pursuant to which the common stock of Guarantor shall be converted into cash, securities or other property; provided, however, that, any such transaction referred to in this clause (d) shall not constitute a "Change of Control" if (i) such transaction results in the holders of Guarantor’s common stock immediately prior to the consummation of such transaction owning, directly or indirectly, more than 50% of the combined ordinary voting power of the continuing or surviving entity's issued and outstanding Capital Stock immediately after such transaction is consummated, or (ii) such transaction is effected solely to change Guarantor’s jurisdiction of incorporation or to form a holding company for Guarantor and that results in a share exchange, reclassification or similar exchange of the outstanding common stock of Guarantor solely into common stock of the surviving entity.

2.	Amendments to Guaranty. The Guaranty is hereby amended as follows:

(a)	Article I(a) of the Guaranty is hereby amended by adding the following new defined term in its correct alphabetical order:

"CECL Reserves": With respect to any Person and as of a particular date, all amounts determined in accordance with GAAP under ASU 2016-13 and recorded on the balance sheet of such Person and its consolidated Subsidiaries as of such date.

(b)	The lead-in language to Article V(l) of the Guaranty is hereby amended and restated in its entirety as follows:

"Financial Covenants. Guarantor shall not, with respect to itself and its consolidated Subsidiaries, directly or indirectly, permit any of the following to be breached, as determined quarterly on a consolidated basis in conformity with GAAP, as adjusted pursuant to the last sentence of this Article V(l):"

(c)	Article V(l) of the Guaranty is hereby further amended by adding the following new sentence at the end thereof:

"Notwithstanding anything to the contrary herein, all calculations of the financial covenants in this Article V(l) shall be adjusted to remove the impact of (i) CECL Reserves and (ii) consolidating any variable interest entities under the requirements of Accounting Standards Codification ("ASC") Section 810 and/or transfers of financial assets accounted for as secured borrowings under ASC Section 860, as both of such ASC sections are amended, modified and/or supplemented from time to time."

3.	Conditions Precedent to Amendment. This Amendment shall become effective on the date upon which this Amendment has been duly executed and delivered by Seller, Guarantor and Purchaser.

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4.	Representations and Warranties of Seller and Guarantor. On and as of the date hereof, after giving effect to this Amendment:

(a)	each of Seller and Guarantor hereby represents and warrants to Purchaser that no Default or Event of Default exists, and no Default or Event of Default will occur as a result of the execution, delivery and performance by such party of this Amendment;

(b)	Seller hereby represents and warrants to Purchaser that all representations and warranties of Seller contained in Article 9 of the Master Repurchase Agreement are true and correct in all material respects (except for any such representation or warranty that by its terms refers to a specific date, in which case such representation or warranty was true and correct in all material respects as of such other date); and

(c)	Guarantor hereby represents and warrants to Purchaser that all representations and warranties of Guarantor contained in the Guaranty are true and correct in all material respects (except for any such representation or warranty that by its terms refers to a specific date, in which case such representation or warranty was true and correct in all material respects as of such other date).

5.	Continuing Effect; Reaffirmation of Master Repurchase Agreement and Guaranty.

(a)	As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement and the Guaranty are ratified and confirmed by the respective parties thereto and shall remain in full force and effect. In addition, any and all guaranties (as amended hereby) and indemnities for the benefit of Purchaser, and agreements subordinating rights and liens to the rights and liens of Purchaser, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Purchaser, and each party subordinating any right or lien to the rights and liens of Purchaser, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

(b)	Seller, Guarantor and Purchaser have entered into this Amendment solely to amend the terms of the Master Repurchase Agreement and the Guaranty and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or Guarantor under or in connection with the Master Repurchase Agreement, the Guaranty or any other document executed in connection therewith to which Seller or Guarantor is a party.

(c)	It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of Seller and Guarantor under the Master Repurchase Agreement and the other Transaction Documents are preserved, and (ii) the liens and security interests granted under the Master Repurchase Agreement continue in full force and effect.

6.	Binding Effect; No Partnership. The provisions of the Master Repurchase Agreement and the Guaranty, as amended hereby, shall be binding upon and inure to the benefit of the respective parties thereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto.

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7.	Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. the words "executed," signed," "signature," and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic transmission or electronic format (including, without limitation, "pdf", "tif" or "jpg") and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

8.	Further Agreements. Each of Seller and Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Purchaser and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

9.	Governing Law; Submission to Jurisdiction, Etc. The provisions of Articles 19 and 23(a) of the Master Repurchase Agreement are hereby incorporated herein by reference and shall apply to this Amendment, mutatis mutandis, as if more fully set forth herein.

10.	Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

11.	References to Transaction Documents. All references to the Master Repurchase Agreement or the Guaranty in any Transaction Document or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement or the Guaranty, as applicable, as amended hereby, unless the context expressly requires otherwise.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

PURCHASER:

CITIBANK. N.A.

By:	/s/ Richard Schlanger
	Name:	Richard Schlanger
	Title:	Authorized Signatory

[Signature Page – Fourth Amendment to Master Repurchase Agreement and Second Amendment to Guaranty]

SELLER:

GP Commercial CB LLC, a Delaware limited liability company

By:	/s/ Marcin Urbaszek
	Name:	Marcin Urbaszek
	Title:	Chief Financial Officer

GUARANTOR:

GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation

By:	/s/ Marcin Urbaszek
	Name:	Marcin Urbaszek
	Title:	Chief Financial Officer

[Signature Page – Fourth Amendment to Master Repurchase Agreement and Second Amendment to Guaranty]